STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (THIS "AGREEMENT") is
entered, into effectively the day of
199__ by and between Jones Naughton Entertainment, Inc., a Colorado
Corporation ("Issuer") and                 , a, a non-USA
jurisdiction entity, herein referred to as ("Purchaser"), and is executed in reliance upon the transaction exemption afforded by Regulation D, Rule 504 ("Regulation D") as promulgated by the securities and exchange Commission ("SEC"), under the Securities Act of 1993, as amended (the "1993 Act").

WHEREAS, Issuer is a publicly traded corporation on the OTC Bulletin Board, traded under the symbol "JNNE" that is not (1) subject to the reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, (ii) and investment company, or (iii) a development stage company that either (A) has no specific business plan or purpose, or (B) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person;

WHEREAS, Issuer desires to sell, and Purchaser desires to purchase, $ f Common Stock of the Issuer, upon the terms and conditions specified herein;

NOW, THEREFORE, in consideration of the premises and the representations and warranties contained herein, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.  PURCHASE OF SHARES; CLOSING

(a) Purchase and Sale. On the terms and subject to the conditions of this Agreement, Issuer shall deliver to Purchaser, and Purchaser shall purchase from Issuer, _________________Shares of Common Stock (the "Shares") of the Issuer. The aggregate purchase price shall be _________________ Dollars

(b) Closing. The closing of the purchase and sale contemplated
by this Agreement shall take place effective on            1998 or on
such other date as the parties may mutually agree (the "Closing'). At the Closing, Issuer shall deliver the Shares to the Purchaser against payment of the purchase price therefore by check, wire transfer, cancellation of indebtedness, or such other form of payment as shall be mutually agreed upon by Purchaser and Issuer. In the event that payment by Purchaser is made, in whole or in part, then purchaser shall surrender to Issuer for cancellation at the closing any evidence of such indebtedness or shall execute and instrument of cancellation in form and substances acceptable to issuer. In addition, the Issuer at the Closing shall deliver to Purchaser choosing to pay any part of the purchase price of the Shares by cancellation of indebtedness, a check in the amount of any interest accrued on such indebtedness through the Closing.

(c) Legends. The Shares shall be issued without a restrictive legend pursuant to the terms of Regulation D.

2.  REPRESENTATIONS OF PURCHASER

(a) Offshore Transaction. Purchaser represents and warrants to Issuer as follows:

(i)  Purchaser is not a U.S. Person;

(ii) Purchaser is outside the United States and its territories as of the date of the execution and delivery of this agreement;

(iii) Purchaser represents and warrants that Purchaser has sufficient knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its acquisition of the Shares hereunder and that Purchaser has had made available to it such information with respect to Seller as it has deemed necessary or appropriate to make such evaluation.

(iv) Purchaser acknowledges that the purchase of the Shares involves a high degree of risk and further acknowledges that it can bear the economic risk of the purchase of the Shares, including the total loss of its investment; and

(v) Purchaser understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of federal and state securities laws and that the Issuer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of Purchaser to acquire the Shares.

(b)  Independent Investigation Access. Purchaser acknowledges that
Purchaser, in making the decision to purchase the Shares subscribed for, has relied upon independent investigations made by it and its purchaser representatives, if any, and Purchaser and such representative, if any, have prior to any sale to it, been given access and the opportunity to examine all material books and records of the Issuer, all material contracts and documents relating to this offering and an opportunity to ask questions of, and to receive answers from the Issuer or any person acting on its behalf concerning the terms and conditions of this offering. Purchaser and its advisors, if any, have been furnished with access to all publicly available materials relating to the offer and sale of the Shares which have been requested. Purchaser and its advisors, if any have received complete and satisfactory answers to any such inquires.

(c) Due Authorization, Binding Effect. This Agreement has been duty authorized, executed and delivered on behalf of Purchaser and, assuming the due authorization, execution and delivery by Issuer, this Agreement constitutes the valid, legal and binding obligation of Purchaser, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally;

(d) Accuracy of Representations. No representations or warranty made by Purchaser in this Agreement and no certificate or document furnishes or to be furnished to Issuer pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

(e) No Government Recommendation or Approval. Purchaser understands that no federal or state agency has passed on or made any recommendation or endorsement of the Shares.

3.  ISSUER REPRESENTATIONS

(a) Due Authorization, Binding Effect. This Agreement has been duly authorized, executed and delivered on behalf of Issuer and, assuming the due authorization, execution and delivery by Purchaser, this Agreement constitutes the valid, legal and binding obligation of Issuer, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally;

(b) Accuracy of Representations. No representation or warranty made by Issuer in this Agreement and no certificate or document furnished or to be furnished to Purchaser pursuant to this Agreement contains or will contain any untrue statement of a statements contained herein or therein not misleading.

4. EXEMPTION; RELIANCE ON REPRESENTATION. Purchaser understands that the offer and sale of the Shares is not being registered under the 1933 Act. Issuer is relying on the rules governing offers and sales made outside the United States and the provisions of REGULATION D.

5. TRANSFER AGENT INSTRUCTIONS. Issuer's transfer agent will be instructed to issue one or more share certificates representing the Shares, in the names of purchasers to be specified prior to Closing, and that the Shares have been issued pursuant to Regulation D.

6. CONDITIONS TO OBLIGATIONS OF THE ISSUER. All obligations of the issuer under this Agreement are subject to the fulfillment or satisfaction, prior to or at Closing of each of the following conditions precedent (all of winch may be waived by the Issuer):

(a) Execution of Agreement. Execution of this Agreement by
Purchaser;

(b) Receipt of Purchase Price. Delivery by Purchaser of same-day funds as payment in full for the purchase of the Shares, as set forth in paragraph I hereof,

(c) Accuracy of Representations. Each of the representations and warranties of the present Purchaser herein being true and correct in all material respects on the date hereof and as of the Closing, and the Purchaser having performed or complied with all agreements and covenants contained in this Agreement to be performed or complied with by it prior to or at the Closing;

(d) No Court Action. Neither the Issuer nor the Purchaser being precluded by an
order or         preliminary or permanent injunction of a, court of
competent jurisdi                                             ction from
consummating the sale and purchase of the Shares pursuant to this Agreement (each party
agreeing         to use its reasonable best efforts to have any such
injunction lifted                                                 ); and

(e) No Adverse Laws. There not having been any statute, rule or regulation enacted or promulgated by any governmental body or agency after the date hereof which is applicable to the purchase and sale of the Shares pursuant to this Agreement which would render the consummation of any such purchase and sale illegal.

7. CONDITIONS TO PURCHASER'S OBLIGATIONS TO PURCHASE. Issuer understands that Purchaser's obligation to purchase the Shares in conditioned upon:

(a) Execution by Issuer. Execution by Issuer of this Agreement;

(b) Delivery Shares. Timely delivery of the Shares to Purchaser;

(c) Accuracy of Representations. Each of the representations and warranties of the Issuer herein being true and correct in all material respects on the date hereof and as of the Closing, and the Issuer having performed or complied with all agreements and covenants contained in this Agreement to be performed or complied with by it prior to or at the Closing;

(d) No Court Action. Neither the Issuer nor the Purchaser being precluded by an order or preliminary or permanent injunction of a court of competent jurisdiction from consummating the sale and purchase of the Shares pursuant to this Agreement (each party agreeing to use its reasonable best efforts to have any such injunction lifted); and

(e) No Adverse Laws. There not having been any statue, rule or regulation enacted or promulgated by any governmental body or agency after the date hereof which is applicable to the purchase and sale of the Shares pursuant to this Agreement which would render the consummation of any such purchase and sale illegal.

8. SURVIVAL OF REPRESENTATIONS, ETC. All representations, warranties and agreements made herein shall survive any investigation made by the Issuer and the Purchaser and shall survive the Closing.

9.  TERMINATION. This agreement may be terminated:

(a)  Mutual Consent. By mutual consent of the parties, on the date
specified i                                               n writing
executed by the Issuer and the Purchaser;

(b) By the Issuer.. By the Issuer, upon written notice to the Issuer, is any representation or warranty made in this Agreement by the Purchaser shall have been false or incorrect in any material respect when made or shall have become false or incorrect in any material respect thereafter, or if the Purchaser shall fail to perform or observe any material covenant or agreement made by it in this Agreement; or

(c) By the Purchaser. By the'. Purchaser, upon written notice to the Issuer, if any representation or warranty made in this Agreement by the Issuer shall have been false or incorrect in any material respect when made or shall have become false or incorrect in any material respect thereafter, or if the Issuer shall fail to perform or observe any material covenant or agreement made by it in this Agreement

10. CONFIDENTIALITY. Each party to this Agreement agrees that, except as required by law or as permitted by the mutual consent of all parties hereto, the terms, conditions, and the existence of this Agreement shall be kept strictly confidential and shall not be disclosed to any person or entity.

11.  MISCELLANEOUS.

(a) Binding Effect, Assignment. This agreement shall inure to the benefit of and be binding upon the parties hereto, their respective legal representatives and successors. This Agreement may not be assigned.

(b) Further Assurances, Cooperation. Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete the sale, conveyance, transfer, and assignment of the Shares acquired by Purchaser, pursuant to and in the manner contemplated by this Agreement.

(c) Entire Agreement, Absence of Representation. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior arrangements, understands and agreements, oral or written, between the parties hereto with respect to the subject matter hereof. The Purchaser hereby acknowledges that in acquiring the Shares to be acquired hereunder, the Purchaser has relied only upon the representations and warranties expressly made in this Agreement, upon information contained in public reports of Issuer, and upon the information referred to herein, and that no other statements, representations or warranties, oral and written, express or implied have been made or relied upon in connection with such acquisition or as an inducement thereof.

(d) Execution in Cog Counterparts. This Agreement may be executed in counter parts, each of which shall be deemed and original and all of which shall be deemed to be one and the same instrument.

(e) Notices. All notices, request, permissions, waivers and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telegram, telex, facsimile transmission or by mail (registered or certified mail, postage prepaid return receipt requested) to the respective parties at the following respective addresses or to such other address as any party hereto shall specify in a notice to the other parties hereto in accordance with the terns hereof.

To Issuer:

Jones Naughton Entertainment, Inc.
6255 Sunset blvd., Suite 2000
Los Angeles, CA 90028
USA

 To Purchaser:





(f) Amendments and Waivers. Tins Agreement may not be modified or amended except by an instrument or instruments in writing signed BY the party against whom enforcement of any such modification or amendment is sought. The Issuer may, by an instrument in writing, waive compliance by the Purchaser with any term or provision of this Agreement on the part of the Issuer to be performed or complied with.
The Purchaser may, by an instrument in writing waive compliance by the Issuer, with any term or provision of this agreement on the part of the Issuer to be performed or complied with. Any waiver of a breach of any term or provision of this agreement shall not be construed as a waiver of any subsequent beach.

(g) Headings: Severability. The headings contained in this Agreement are for convenience of reference only and shall not affect the interpretation or construction hereof. Any term or provision of this agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

(h) Governing Law. This Agreement shall be construed (both as to validity and performance) and enforced in accordance with and governed by the internal laws of the State of California, applicable to agreements made and to be performed wholly with in such jurisdiction and without regard to conflicts of laws.

IN WITNESS WHEREOF, this Agreement was duly executed as of the day      of
          199



By: Official Signatory of Purchaser
Title:
Country of Execution:

ACCEPTED this                  day of       ,199

BY
Its: Chairman/CEO